UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 21, 2016

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-20827	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12444 Powerscourt Drive, Suite 550 St. Louis, Missouri		63131
(Address of principal executive offices)		(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On July 21, 2016, Cass Information Systems, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2016. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information reported under this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2016, the Board of Directors of the Company adopted an amendment (the “Amendment”) to the Company’s Second Amended and Restated Bylaws, changing the date of the annual meeting of the shareholders of the Company from 11:00a.m. on the third Monday in April of each year to a date and hour fixed from time to time by resolution of the Board of Directors of the Company. The foregoing is only a summary of the principal features of the Amendment and is qualified in its entirety by reference to the Second Amended and Restated Bylaws, as amended, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Matters.

On July 21, 2016, the Company also announced that its Board of Directors declared a third quarter cash dividend of $0.22 per share, payable September 15, 2016 to shareholders of record on September 2, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of the Company, as amended effective as of July 18, 2016.

99.1	Press release issued by Cass Information Systems, Inc. dated July 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2016

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	Chairman, President and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
Name:	P. Stephen Appelbaum
Title:	Executive Vice President and Chief Financial Officer

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